Exhibit 10.11

MAS Capital Group, Inc.

ENGAGEMENT AGREEMENT

Capstone Systems Inc.
Yun Gu Hui, International Financial Center
42nd FL, Hanzhong Str 1, Qinhuai District
Nanjing, Jiangsu Province, China 210005

February 11, 2019
2019 年 2 月 11 日

Re: Engagement
关于：聘用

Dear Mr. Xu:

Consistent with our understanding of the goals and objectives of the Company, as Capstone Systems Inc. (the "Company") is already listed on the US OTC market and plans to uplist its stock to OTCQB Venture Board, with ultimate goal of listing on the NASDAQ or NYSE. This Engagement Agreement (the "Agreement") sets forth the terms and conditions under which MAS will provide exclusive financial advisory services to the Company throughout the process, after the Company completed reverse merger and filed Super 8-K.

亲爱的 Xu 先生:

基于我们对公司目标的理解一致的情况下，鉴于 Capstone System 公司已经在美国 OTC 市场挂牌，公司计划转板 OTCQB Venture Board（创业板），最终目标在纳斯达克或纽交所上市。该聘用协议（"协议"）提出的条款及条件，约定名资将为公司在反向并购完成（超級 8-K 報表申报完成）后的独家顾问，为公司提供综合战略咨询服务。

1. **Structure of the Transaction.** MAS will act as the Company's Exclusive Advisor to provide comprehensive strategic advisory services, including but not limited to the following: i) Comprehensive strategic consulting; ii) Uplist to OTC QB Venture Board; iii) Uplist to NASDAQ or NYSE; iv) Estabilishing Corporate Governance including internal control system; v) Merger and Reorganization; vi)

Lawsuits -- shareholder class action lawsuit, malicious lawsuit, lawsuit by US governmental agencies; vii) Investigations by the SEC and other US government agencies; viii) Private Placement and Public Offering; ix) Malicious short selling, media attacks by a short seller or competitor; x) Management Stock Incentive Plan.
交易结构。 名资作为公司的独家顾问的相关事宜涵盖服务包括但不限于以下内容：i）全面战略咨询；ii）转板 OTC QB Venture Board；iii）转板纳斯达克或纽交所；iv）公司治理（内控）制度搭建；v）并购重组；vi）法律诉讼——股东集体诉讼、恶意诉讼、美国政府机构诉讼；vii）美国证监会及其它美国政府机构调查；viii）私募及公开发行融资；ix)恶意做空，做空方或竞争对手媒体攻击；x)高管股权激励方案。

MAS will act as the Company's Exclusive Advisor respecting matters relating to the financing of its business as follows. The Company proposes to raise up to $65,000,000 (Sixty Five Million US Dollars) of capital through transactions (the "Financings") involving the issuance of Securities. It is anticipated that the Company will raise capital according to the following financing schedule (the "Schedule"):
名资作为公司有关其业务融资的独家顾问内容如下。公司计划通过涉及证券发行等交易融资至 6500 万美元（"融资"），公司将预期按以下融资表完成融资（"计划表"）：

Stage	**Amount ***	**Timing ****
Private Placement 私募	$3,000,000 to $5,000,000 300-500万美元	$5 million in after tax net profit 达到5百万美元的税后净利润
Offering – I 第一次发行	$5,000,000 to $10,000,000 500-1000万美元	$8 million in after tax net profit 达到8百万美元的税后净利润
Offering – II 第二次发行	$10,000,000 to $50,000,000 1000-5000万美元	$15 million in after tax net profit 达到1千5百万美元的税后净利润

* *Governed by separate Engagement Letter with the Placement Agent. Size and pricing subject to Company meeting its revenue and net profit projections and the market conditions.*
* *依券商聘用书约定。额度和价格设定受到公司达到其收入和净利润预测和市场情况影响。*
** *After listing on U.S. OTCQB (Venture Board) , GAAP Audited confirmation*
** *在美国OTCQB(创业板)市场上市之后, 经审计确认*
The above capital raising schedule is based on the Company's capital expectation. MAS had not made representation regarding the amount of the capital the Company will raise.
上述筹资时间表是基于公司的资金预期。名资并未对公司将募集到的资金量做任

何保证。

2. **Term.** The term of this Agreement shall be for a period of two (2) years from the date of execution hereof (the "Effective Date") or until the completion of the Offerings referenced in the Schedule, whichever occurs later. This Agreement will automatically renew on a month-to-month basis unless terminated. For any transaction that is in process at the time of termination, the Company agrees to pay MAS all of the compensation specified in this Agreement and earned by MAS up to the point the transaction closes.
任期。 本合约的期限将为期2年，自签字之日起（“生效日期”）或至上述表格中所涉发行完成之日，按较晚之日算。本合约将按月自动续延，除非终止。在合约终止时，对于任何在过程中的交易，公司同意完成交易时支付名资在本协议规定的所有报酬。

3. **Company and MAS Responsibilities.** The Company represents and warrants to MAS that, to the best of its knowledge, any and all information provided in connection with any transaction that may be initiated under the terms and conditions of this Agreement, in a form including but not limited to a business plan, private placement memorandum, correspondence and collateral material, whether it is for or to anyone connected with the or distributed to outside parties, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
公司及名资的责任。 公司向名资表示并保证，据其所知，公司在有关本合约涉及的交易中所提供的任何及全部信息，包括但不限于商业计划书、私募说明书、往来信件及附件，无论是给相关的任何人或分发给外界的，均没有任何与重要事项不实的陈述或遗漏必须事先申明的重要事项让陈述无误导性。

The Company agrees and acknowledges that any and all due diligence investigation conducted by MAS is for the sole benefit and use by MAS and will not and may not be relied on by any other person or entity, and that all prospective investors will be required to conduct their own due diligence prior to participating in any transaction.
公司同意并承认，名资进行的全部或部分尽职调查结果只由名资使用，不可作为其他个人及实体的依据，所有潜在投资者在参与任何交易前都必须进行自己的尽职调查。

The Company agrees to refer any and all broker-dealers, investors, lenders and/or any other interested person or entity to which it has or will come in contact to MAS and MAS and broker-dealers will present, discuss and negotiate with said contact.
公司同意转交任何及所有已经或将要接触的券商、投资人、贷款人和/或任何其他有兴趣的人或组织给名资、名资及券商将代表公司和上述人讨论和谈判。

The Company is fully aware that MAS is not a licensed securities broker-dealer in any country. Any activities required to be conducted through a licensed securities broker-dealer, the Company shall retain a securities broker-dealer.
公司充分认识到名资不是在任何一个国家持牌的证券经纪交易商（“券商”）。公司将聘用持牌券商来进行任何必须由持牌券商来进行的活动。

4. **Fees.** The Company will pay to MAS the following advisory fees as consideration for the services described herein:
费用。 公司将付给名资顾问费作为如下描述服务的报酬：

MAS shall be issued shares equals to 4.9% of the total shares outstanding of the company, immediately after signing of this Agreement, with a three (3) years non-dilution term fixed at 4.9%, as part of advisory fee, and is irrevocable and non-cancellable.
本协议签属后，公司将立即发行总发行量的 4.9%的股份给名资，三年内不稀释维持在 4.9%，作为咨询费的一部分。公司不可撤销或收回发行给名资 4.9%的股份。

I. Cash – Private Placement
现金 - 私募

Concurrent with each closing under the Private Placement (each such event a "Closing" and all such events together the "Closings"), MAS will be paid a fee of a) 6.0% (Six Percent) of the funds raised if broker-dealer or placement agent is involved (excluding any commissions and fees payable to the broker-dealer or placement agent b) 12.0% (Twelve Percent) of the funds raised to investors introduced by MAS if no broker-dealer or placement agent is involved or c) 3.0% (Three Percent) of the funds raised if placed directly by the Company. An escrow, trust or similar third party agent will be used for each closing to which MAS shall be a party. All consideration due to MAS shall be paid to

MAS directly from the proceeds at each Closing.
当每笔私募交易完成同时，名资将获得融资金额 a）6.0%（百分之六）的费用，如果有券商或承销商参与（不包含券商佣金及费用），或；b）12.0%（百分之十二）的费用，如果名资直接推介投资人，没有券商或承销商参与，或；c）3.0%（百分之三）的费用，如果公司直接对公司找来的投资人。第三方托管，信托或类似的代理人，将处理每笔交易。所有应支付给名资的费用将直接支付给名资。

II. Cash – Subsequent Private or Public Offering(s)
现金 – 后续私募或公开发行

Concurrent with each closing under the Private Placement or Public Offering (each such event a "Closing" and all such events together the "Closings"), MAS will be paid a fee of a) 3.0% (Three Percent) of the funds raised if broker-dealer or placement agent is involved (excluding any commissions and fees payable to the broker-dealer or placement agent) or b) 10.0% (Ten Percent) of the funds raised to investors introduced by MAS if no broker-dealer or placement agent is involved or c) 3.0% (Three Percent) of the funds raised if placed directly by the Company. An escrow, trust or similar third party agent will be used for each closing to which MAS shall be a party. All consideration due to MAS shall be paid to MAS directly from the proceeds at each Closing.
当每笔私募交易或公开发行完成同时，名资将获得融资金额 a）6%（百分之六）的费用，如果有券商或承销商参与（不包含券商佣金及费用），或；b）12%（百分之十二）的费用，如果名资直接推介投资人，没有券商或承销商参与，或；c）3%（百分之三）的费用，如果公司直接对公司找来的投资人。第三方托管，信托或类似的代理人，将处理每笔交易。所有应支付给名资的费用将直接支付给名资。

III. Placement Commission
募集佣金

The Private Placement, Offering - I and Offering - II are anticipated to be conducted through broker-dealer(s) or placement agent(s). The fees payable to MAS described in this section do not include any commissions or fees payable to the broker-dealer(s) or placement agent(s) involved in the transactions.
私募，第一次和第二次后续私募或公开发行交易预计将通过券商或承销商运作。在本节中描述应支付給名资的费用不包括应支付給任何参与交易券商的佣金或费用。

5. **Advisory Service Fees.** The Company agrees to pay MAS US$120,000 in

annual advisory fee, in four equal payments in advance.
咨询服务费.公司同意支付名资现金120,000美元的年度顾问费,分4比同等金额预先支付。

When Company's Holding Company is listed on the NASDAQ or NYSE, the Company agrees to pay MAS US$240,000 in annual advisory fee, in four equal payments in advance.
当控股公司在美国纳斯达克或纽交所上市时,公司同意支付名资现金240,000美元的年度顾问费，分4比同等金额预先支付。

6. **Expenses.** The Company is responsible for all costs related to the Private Placement and Public Offerings, including but not limited to the Company's legal fees, printing and reproduction costs, accounting and other professional services, Blue Sky registration fees, road show and travel related expense (any road show and travel related expenses must be approved by the Company) and miscellaneous out-of-pocket expenses incurred in connection with this engagement. Specifically, the Company is responsible for all legal fees and expenses related to the OTCQB(Venture Board), NASDAQ, NYSE, NYSE Amex, or any other exchange listing and the filing of a registration statement.
费用。公司有义务支付所有有关私募和公开发行的费用，包括但不限于公司的律师费、印刷及复制费、会计费及其他专业服务费、”蓝天”注册费、路演及相关差旅费（有关路演及差旅费须得到公司许可）及与此聘用合约有关的各类杂项费用。特别是公司有义务支付所有有关OTCQB(创业板）、纳斯达克、纽约证券交易所、纽交所-美交所板、或任何其他交易所上市及注册律师费及费用。

The Company will reimburse MAS travel related expenses incurred by MAS's personnel to the Company's facilities in China, as well as road show related travel expenses in the U.S.
公司将支付名资人员前往公司中国场地的差旅费，及有关美国路演的差旅费用。

Any expenses incurred by MAS on behalf of the Company, related to this engagement will be invoiced and due upon receipt. Approved expenses not paid directly by the Company will be deducted from the proceeds of any Closing and reimbursed to MAS. In general, all expenses shall be pre-approved by the Company or incurred as a result of engagements entered

into by the Company.
此聘用合约有关的由名资代公司垫付的任何费用，公司应依收到账单支付。公司没直接支付的核准费用将从融资中扣除并偿还给名资。一般而言，所有费用须预先经公司核准，或由于公司签署此聘用合约而产生。

7. **Approval of Professionals.** MAS and the Company will mutually agree upon the retention of all professionals related to the Offerings (IPO, DPO and RTO transactions, Private Placement and Public Offerings) including but not limited to Company counsel, auditors, placement agent(s), broker-dealer(s), investor relations firm(s), and independent research firm(s).
专业人员的批准。 名资和公司将协商共同确定任用所有有关发行（首次公开发行、直接公开发行、反向并购、私募及公开发行）的专业人员，包括但不限于公司律师、审计师、承销商、券商、投资者关系公司及独立研究机构。

8. **Exclusive Agency.** MAS is hereby engaged as the Company's exclusive agent respecting all advisory services that may be required by the Company related to the IPO, DPO, RTO Transaction, Private Placement and Public Offerings. MAS will use its best efforts to assist the Company to achieve its goals as envisioned in this Agreement.
独家代理。 名资受聘用作为公司所有关于首次公开发行、直接公开发行、反向并购、私募及公开发行交易所需全部顾问服务的独家代理。名资将尽全力协助公司达成本合约所述预期目标。

9. **Representations and Warranties.** The Company represents and warrants to MAS that (i) the Company will not cause or knowingly permit any action to be taken in connection with the Private Placement which violates the Securities Act of 1933 or any state securities laws; (ii) the Company will cooperate with MAS so as to permit the Private Placement to be conducted in a manner consistent with the applicable state and federal securities laws; (iii) all information and statements provided by the Company and included in, but not limited to the PPM, business plan, correspondence and any and all collateral material will be true and correct; (iv) the PPM will not be misleading or violate the anti-fraud provisions of the Securities and Exchange Act of 1934; (v) current Company management, as disclosed to MAS, will continue in place after the Private Placement for a reasonable period of time; (vi) there will be included in the PPM financial statements of the Company for the last three fiscal years or for such shorter period as the Company was in existence

and the latest unaudited comparative quarterly or other interim financial statements; (vii) the financial statements will fairly reflect the financial condition of the Company and the results of its operations at a time and for the periods covered by such financial statements, and such statements will be substantially as heretofore represented to MAS; (viii) the Company does not know of any undisclosed facts adversely affecting the PPM or the Private Placement; (ix) the Company will immediately disclose to MAS, in writing, any new facts as they may arise that may adversely affect the PPM or the Private Placement; and (x) the Company will prepare and deliver to MAS its most recent estimate of sales, earnings, and cash flow and agrees to update those estimates on a monthly basis during the term of this Agreement. The Company agrees to indemnify and hold MAS and its attorneys, accountants, agents, employees, officers and directors, free and harmless from any liability, cost and expense, including attorneys' fees in the event of a breach of this representation and warranty.

陈述及保证。 公司向名资陈述并保证：i）公司不会在私募中采取导致或明知而准许任何违反1933年证券法的活动；ii）公司将在联邦及州证券法许可下配合名资进行私募；iii ）公司向名资提供的所有信息和文件，包括但不限于PPM（私募说明书）、商业计划书、往来信函及其附属文件将是真实和正确的；iv）私募说明书不存在误导性陈述及违反1934年证券交易法反欺诈条款；v）向名资揭露的公司管理层将在私募完成后的一个合理时间继续留任；vi）私募说明书中的公司财报包括，公司最近三个财务年度的财报或公司存在较短周期的财报及最近的未审计季报或其他临时性财务报表；vii）给名资的财务报表应可以公平的反映公司迄今为止的财务现状及营运成果等情况；viii）公司不知道任何未揭露的对私募说明书或私募会产生不利影响的事实；ix）公司会立即书面通知名资，可能会对私募说明书或私募产生不利影响的新的事实；x）公司会准备并向名资提交最新的销售、利润及现金流量预估数据，并同意在合约期内按月度更新上述数据。公司同意保障并保护名资及其律师、会计师、代理、雇员、官员和董事，在公司违反本陈述及保证时免于法律责任、费用及支出，包括律师费。

10. **Indemnification.** In consideration of the services to be provided by MAS under this Agreement, the Company agrees to Indemnify and hold harmless MAS and all of its directors, officers, employees, consultants or agents (each individually an "Indemnified Person") from and against any losses, claims, damages or liabilities to which such Indemnified Person may become subject arising out of our in connection with the rendering of services by MAS

hereunder, except to the extent that such losses, claims, damages or liabilities are determined in judicial rulings to have primarily resulted from the negligence or willful misconduct of such Indemnified Person and reimburse such Indemnified Person for reasonable legal and other expenses as they are incurred, that arise in connection with investigating, preparing to defend or defending any lawsuit, claim or proceeding and any appeals therefrom arising in any manner out of or in connection with the rendering of services by MAS, provided, however that in the event a final judicial determination is made to the effect specified above, such Indemnified Person will promptly remit to the Company any amounts reimbursed under the section.

赔偿。 鉴于名资依照本合约提供服务，公司同意保障并保护名资及其所有董事、官员、雇员、顾问或代理（每个均为”独立受偿人”）免受因为公司服务而导致的任何损失、索赔、损害赔偿或法律责任，除非司法裁定该损失、索赔、损害赔偿或法律责任主要是由受偿人的疏忽及故意的不当行为所导致，和补偿受偿人任何因为名资依照本合约提供服务所发生的相关调查，准备辩护或辩护任何诉讼，索赔或诉讼程序，并由此而产生的任何上诉所产生的合理的法律和其他费用，但是，在该事件最终作出司法决定是上面指定的结果，受偿人将及时汇回公司任何因本节所收到的任何补偿。

The Company and MAS agree that (i) the indemnification and reimbursement commitments set forth above shall apply whether or not such Indemnified Person is a named party to any such lawsuit, claim or other proceeding; and (ii) promptly upon receipt by the Company, the Company will immediately disclose to MAS, in writing, any new facts as they may arise that may adversely affect the Transaction.

公司和名资同意(i)上述承诺的赔偿和补偿将有效力不论该受偿人在任何此类诉讼，索赔或其他法律程序是否有提名； 和(ii)公司将即时以书面形式向名资揭露，任何新发生可能出现负面影响交易的事实。

This indemnification shall survive any termination of this Agreement.

该赔偿在本合约终止后继续有效。

11. **Conditions of Performance by the Advisor.** Notwithstanding anything to the contrary set forth hereinabove, the performance of the obligations of MAS as provided in this Agreement is specifically subject to and conditioned upon the completion of in-depth investigative procedures, with satisfactory reports of the Company, its directors and officers as well as the Company's operations

and general performance (also referred to as "due diligence" procedures). MAS will determine, in its sole discretion, the determination and interpretation of any and all information provided as a result of said investigative procedures.
顾问执行条件。 即使合约里有任何相反的内容，名资执行本合约的义务，是有条件的在深入调查程序完成，该公司的报告，其董事及高管人员，以及公司的业务和通常表现（也称为"尽职调查"程序）令人满意。名资将自行独自确定，确定和解释任何调查程序产生的所有资料。

12. **Successors.** This Agreement is binding upon the parties hereto and their respective permissible assigns, successors, heirs and personal representatives, and shall inure to their benefit.
继承。 本合约对于各方及其许可的受让人、接任人、继承人及个人代表均具有效力，并应符合他们的利益。

13. **Assignment.** Neither this Agreement nor any right pursuant hereto nor interest herein shall be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except as expressly permitted herein.
转让。 任何一方转让本合约及基于本合约的所有权利和利益均需得到对方的书面同意，除非合约中明确许可。

14. **Governing Law and Jurisdiction.** This Agreement shall be governed and construed and enforced in accordance with the laws of US at US Federal Court.
司法管辖和管辖权。 本合约的司法管辖，解释和执行归属于美国联邦法院。

15. **Costs and Attorneys' Fees.** Any claim or controversy arising out of or relating to this Agreement, or the interpretation thereof, or any issue as to whether or not this Agreement is subject to arbitration, shall be settled by arbitration and shall be conducted in Hong Kong International arbitration centre. Judgment based upon decision of the arbitrators may be entered in any court having jurisdiction hereof. Both parties agree to accept telephonic testimony in lieu of personal appearances. The prevailing party shall be entitled to recovery of costs, fees (including attorneys' fees) and taxes paid or incurred in obtaining the award. Further, any costs, fees or taxes incurred in enforcing the award shall be fully assessed against and paid by the party against whom the reward is to be enforced. Both parties agree to limit their

respective testimony during the arbitration session to three hours each.
诉讼及律师费。任何因本合约而引起的索赔或争议，或对其的解释，或任何问题，不论本合约是否受仲裁，应当通过仲裁解决，并应在香港国际仲裁中心进行。依据仲裁员决定的判决，可送进任何具有管辖权的法院。双方同意接受以电话代替亲自出席作证。胜诉方有权收回成本，费用（包括律师费）和获得裁决缴付的税款。此外，任何成本，费用或执行裁决产生的税款应充分评估，及由被执行方支付。双方同意限制其在仲裁会议各自的证词以各3个小时为限。

16. **Waiver and Amendment.** No waiver, amendment or modification of any provision of this Agreement shall be effective unless consent by both parties in writing. No failure or delay by either party in exercising any rights, power or remedy under this Agreement shall operate as a waiver of such right, power or remedy. Any terms and/or conditions of this Agreement may be waived at any time, pursuant to this section, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance.
弃权和修正。 除非双方书面同意，任何本合约条款的弃权、修正将无效。任何一方未能或延迟行使任何本合约的权利，权力或补救将不作为对此种权利、权力或补救的放弃。任何本合约条款可以依照本节在任何时候放弃，但在一个情况下的放弃不得被视为构成任何其他情况下的放弃。

17. **Severability.** If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
可分割性。 如果本合约任何条款、规定、约定或限制由有管辖权的法院裁定为无效、非法、失效或不可执行，其余条款、规定、约定和限制仍然完全有效和不受到任何方式影响，受损或失效，以及双方应利用其商业上合理的努力寻找和运用替代方式来实现此类条款、规定、约定或限制相同或实质上与设想相同的结果。双方有意图规定并宣布要执行其余条款、规定、和限制，不包括这些可能以后被宣布為无效、非法、失效或不能执行。

18. **<u>Section Headings; Defined Terms.</u>** Numbered and titled section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.
<u>节段标题；术语的定义。</u> 编号和章节标题和定义的术语只是为了方便，不得解释为放大或限制本合约的任何条款。

19. **<u>Entire Agreement.</u>** This Agreement and any exhibits herein incorporated and attached hereto supersede all prior and contemporaneous negotiations and agreements (whether written or oral) and constitute the entire understanding among the parties.
<u>完整合约。</u> 本合约及任何合约附件，将取代所有之前和当时的谈判和协议（无论是书面或口头），并构成各方之间的完整理解。

Very truly yours, 此致,

MAS Capital Group, Inc.
名资国际金融集团股份有限公司

MAS Capital Group, Inc.

Authorized Signature(s)

By: Juan Shi

Juan Shi, Executive Director
石娟, 执行董事

Accepted and agreed to this June 5, 2019
于2019年6月5日接受并同意

For and on behalf of
Yunguhui Group Limited
云股汇集团有限公司

Capstone Systems Inc.

Authorized Signature(s)

By: 徐基元

Jiyuan Xu, Chief Executive Officer